EXHIBIT 99.1

DATAWATCH CORPORATION REPORTS EARNINGS FOR ITS FOURTH QUARTER AND FISCAL 2005

Datawatch Announces Q4 Revenue Growth of 13% and Year-on-Year Revenue Growth of 11%; Cash Grows to Over $4.9 Million

Lowell, MA - November 17, 2005 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of Business Intelligence, Data Transformation and Business Service Management solutions, today announced results for its fourth quarter and fiscal year ended September 30, 2005.

Revenues for the quarter ended September 30, 2005 were $5,697,000, an increase of 13% from $5,024,000 for the same period of fiscal 2004. Net income for the fourth fiscal 2005 quarter was $617,000, or $0.11 per diluted share, compared to $266,000, or $0.05 per diluted share, a year ago.

Revenues for the year ended September 30, 2005 were $21,512,000, an increase of 11% from $19,335,000 for fiscal 2004. Net income for fiscal 2005 was $800,000, or $0.14 per diluted share, compared to $1,085,000, or $0.19 per diluted share a year ago.

Increases to expenses in fiscal 2005 versus 2004 were due to additional investments in sales, marketing and research and development, and a customer trend towards subscription based sales that have a higher up-front cost of sales and project implementation.

The company recorded a benefit for income taxes of $22,000 for fiscal 2005 and $127,000 for fiscal 2004 for the realization of deferred tax assets, primarily related to domestic net operating loss carry forwards. In September 2005, the company recorded a charge for the acceleration of unvested stock-options of $47,000 in order to minimize future non-cash compensation expense related to stock-based compensation which will be required commencing with the first quarter FY2006 by the FAS123(R) accounting guidance. The company’s cash position at September 30, 2005 was $4.9 million compared with $4.3 million at September 30, 2004.

Commenting on the fiscal 2005 results, president and CEO Robert Hagger said, “I am pleased by the consistent revenue increases, and with the company’s ability to generate a significant level of positive cash flow. Fiscal 2004 revenue was up by 9% on 2003, and fiscal 2005 revenue up by a further 11% on 2004. In addition to four consecutive years of profitability, and significant investments in acquisitions, product development, sales, and marketing, our net cash position also remains strong at $4.9 million.”

Important Datawatch accomplishments this year include:

•	Revenue from Business Intelligence products grew by 18%.

•	Subscription sales grew from $47,000 in fiscal 2004 to $451,000 in 2005.

•	Successful integration of the Mergence Technologies acquisition, providing extended Datawatch product lines, and a cost effective development, QA and customer support team.

•
Successful launch of Version 8 of the world’s leading report mining software, Monarch, providing users with capability to mine, analyze and export information locked in PDF files, as well as text and HTML files.

•
Release of Monarch Data Pump Version 8, a .NET-based data distribution and ETL solution which automatically imports, transforms and delivers, via OleDB, RSS, or email, customized data mined from report files, databases, spreadsheets, ODBC data sources, HTML files, and now PDF files

•	A recent launch into Performance Management solutions for Healthcare and other Business Service Management organizations, moving Datawatch forward in the emerging Information Services space.

“Datawatch has expanded its data and information management offerings to meet the rapidly increasing demand in the Business Intelligence market, especially for executive dashboards and scorecards,” continued Hagger. “From individual desktop applications through to full enterprise-wide information access, analysis and distribution systems, Datawatch is providing easy to implement solutions that deliver a strong return on investment for our customers. We eagerly look forward to an exciting fiscal 2006.”

Datawatch previously announced that the company will present and discuss its fourth quarter results today at 2 p.m. (EST) in a live conference call broadcast via the Internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=96121. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH

Datawatch Corporation helps organizations easily access, store, distribute, transform and analyze information throughout the enterprise. From report management and analytics to data transformation and Internet presentment, Datawatch Corporation provides solutions that allow organizations to fully integrate and leverage their existing sources of information. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200. More information on Datawatch and its solutions can be found at www.datawatch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2004 and Form 10-Q for the quarters ended December 31, 2004, March 31, 2005, and June 30, 2005. Any forward-looking statements should be considered in light of those factors.

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Datawatch Contact:
John J. Hulburt (978) 441-2200
John_Hulburt@Datawatch.Com

DATAWATCH CORPORATION
Condensed Consolidated Statement of Operations
Amounts in Thousands (except per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2005	2004	2005	2004
REVENUE:
Software licenses and subscriptions	$3,952	$3,071	$14,233	$12,442
Maintenance and services	1,745	1,953	7,279	6,893
Total Revenue	5,697	5,024	21,512	19,335

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	656	601	2,516	2,583
Cost of maintenance and services	859	757	3,438	2,711
Sales and marketing	2,157	2,114	8,687	7,629
Engineering and product development	419	519	2,031	1,451
General and administrative	1,041	949	4,152	4,036
Total costs and expenses	5,132	4,940	20,824	18,410
INCOME FROM OPERATIONS	565	84	688	925
Other income (expense), net	30	32	90	33
INCOME BEFORE INCOME TAXES	595	116	778	958
(Benefit) provision for income taxes	(22)	(150)	(22)	(127)
NET INCOME	$617	$266	$800	$1,085

Net income per share - Basic	$0.12	$0.05	$0.15	$0.21
Net income per share - Diluted	$0.11	$0.05	$0.14	$0.19

Weighted-Average
Shares Outstanding – Basic	5,346	5,301	5,317	5,268
Weighted-Average
Shares Outstanding – Diluted	5,771	5,751	5,774	5,753

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheet
Amounts in Thousands

	September 30,	September 30,
	2005	2004

Cash and equivalents	$4,901	$4,261
Accounts receivable, net	4,097	3,672
Inventories	55	68
Prepaid expenses	541	614
Total current assets	9,594	8,615

Property and equipment, net	516	434
Other intangible assets, net	3,302	3,580

	$13,412	$12,629

Accounts payable and accrued expenses	$3,056	$3,165
Deferred revenue	2,922	2,903
Escrow for Mergence shareholders	128	125
Total liabilities	6,106	6,193

Total shareholders’ equity	7,306	6,436

	$13,412	$12,629